EXHIBIT 10.1
AMENDMENT NO. 3
TO
BANCWEST CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
This Amendment No. 3 to the BancWest Corporation Supplemental Executive Retirement Plan (the “Plan”) is adopted effective as of January 1, 2005.
Section 5.5 is revised to read in its entirety as follows:
     Section 5.5 Special Benefits.
       (a)     Effective as of November 1, 2002, each Participant listed on Exhibit II shall be deemed 100% vested in his Supplemental Retirement Benefit and shall be granted three extra years of Credited Service under the Plan. The Supplemental Retirement Benefit of each such Participant who terminates employment on or before December 31, 2004 shall be determined using the greater of the Participant’s (i) Compensation for the 12-month period immediately prior to such termination or (ii) Final Average Compensation. The Supplemental Retirement Benefit of each Participant listed on Exhibit II who terminates employment on or after January 1, 2005 shall be determined using such Participant’s highest 12 consecutive months of Compensation, which shall not include more than one Incentive Plan for Key Executives (IPKE) bonus (or other annual short-term bonus if not a participant in IPKE) during the last 60 calendar months of his employment. The Supplemental Retirement Benefit of each Participant listed on Exhibit II shall commence to be paid at the later of his attainment of age 55 or his date of termination of employment. Such benefit shall be calculated pursuant to Section 5.3 and as if the Participant retired with the approval of the Committee.
       (b)     With respect to the amount of benefits determined under Section 5.5(a) that are not subject to the requirements of Section 409A of the Code, a Participant may elect to delay the receipt of such benefits if the election is filed at least 30 days before his termination of employment. Payment of benefits may not be delayed beyond age 65 (or, if later, the date of termination of employment).
       (c)     Notwithstanding any other provision of the Plan, to the extent any amount of a Participant’s Supplemental Retirement Benefit is subject to the requirements of Section 409A of the Code, the payment of the amount (and any election regarding the time of such payment) shall be made in accordance with the requirements of Code Section 409A.
IN WITNESS WHEREOF this Amendment No. 3 to the Plan is hereby executed this 23rd day of September, 2005.

BANCWEST CORPORATION
By:	/s/ Susan Fowler
	Name:	Susan Fowler
	Title:	Executive Vice President and Human Resource Director